Exhibit 99.1

LKQ CORPORATION POSTS RECORD 2010 SECOND QUARTER RESULTS

•	Revenue Grows 20%; Earnings Expand 33%

•	Aftermarket and Refurbished Parts Organic Revenue Increases 8.7%

•	Increases 2010 Outlook for EPS from Continuing Operations to $1.08 to $1.14

Chicago, IL (July 29, 2010) – LKQ Corporation (NASDAQ: LKQX) today reported diluted earnings per share from continuing operations of $0.26 for the second quarter ended June 30, 2010, an increase of 30.0% from $0.20 for the second quarter of 2009. Revenue for the second quarter was $584.7 million, an increase of 20.2% as compared to $486.4 million for the same period of 2009. Income from continuing operations for the second quarter of 2010 was $37.9 million, an increase of 33.2% as compared to $28.5 million for the same period of 2009.

“The second quarter of 2010 is the sixth quarter in a row that LKQ has outpaced the prior year’s results and set new earnings records. Our ability to deliver both revenue and earnings growth through the most recent recession reflects the benefits of LKQ’s business model and scope across all three of the alternative collision replacement parts categories – aftermarket, recycled and refurbished,” stated Joseph Holsten, President and Chief Executive Officer of LKQ Corporation. He continued, “In the second quarter, we continued to profit from the trend of growing alternative collision parts usage and realized solid organic growth of parts and service revenue, driven largely by an 8.7% increase in organic revenue of our aftermarket and refurbished parts.”

Overall organic revenue growth for the second quarter was 12.2% as a result of strong aftermarket and refurbished parts sales and higher commodity prices as compared to last year. Parts and services revenue, excluding the impact of acquisitions, grew organically by 5.5%. Acquisitions made over the previous twelve months contributed 7.6% of incremental revenue for the quarter.

On a six month year to date basis, revenue was $1.2 billion, an increase of 19.2% from $997.2 million for the same six month period of 2009. Income from continuing operations for the first six months of 2010 was $89.9 million, as compared to $60.5 million for the first half of 2009. Diluted earnings per share from continuing operations was $0.62 for the first six months of 2010, as compared to $0.42 for the same six month period of 2009.

Acquisitions / New Locations

During the second quarter of 2010, LKQ continued its expansion through strategic acquisitions that support the Company’s efforts to expand its North American footprint. It acquired wholesale recycling operations in the Winnipeg, Manitoba and Seattle, Washington markets. Collectively, the two businesses had annual revenue of approximately $7 million in 2009. LKQ also purchased two heavy-duty truck operations in West Monroe, Louisiana and Jackson, Mississippi. Annual revenue for the acquired truck operations was $7 million in 2009. Additionally during the second quarter, LKQ re-opened a wholesale recycling operation, formerly a Greenleaf location, in Monroe, Georgia, specializing in high-end and European brand vehicles.

Since the start of the third quarter, LKQ acquired an automotive paint distribution business serving the Boston, Massachusetts area, a wholesale recycling operation that will operate in the northern Alabama and Nashville, Tennessee markets and a wholesale recycling operation in Philadelphia, Pennsylvania. The Company also opened a heavy-duty truck operation in Wilson, North Carolina at a former Greenleaf location.

Mr. Holsten commented, “We are really pleased with the Company’s ability to rapidly execute and integrate acquisitions as we continue to build out our footprint in the US and Canada and expand our product offerings.”

Balance Sheet and Liquidity

As of June 30, 2010, LKQ’s balance sheet reflected cash and equivalents of $190.5 million and long-term debt, including the current portion, of $594.4 million. Availability on the Company’s $100.0 million revolving credit facility was $79.9 million.

Company Outlook

LKQ provided updated earnings guidance for 2010. Income from continuing operations and diluted earnings per share from continuing operations are anticipated to be within the range of $158 million to $167 million and $1.08 to $1.14, respectively. The previous guidance for income from continuing operations and diluted earnings per share from continuing operations was a range of $154 million to $163 million and $1.06 to $1.12, respectively.

Net cash provided by operating activities for 2010 is projected to be in excess of $160 million. LKQ’s capital expenditures related to property and equipment are expected to be within a range of $85 million to $95 million.

The guidance reflects an organic revenue growth rate from parts and services of 6% to 8%. The organic growth rate excludes the impact of organic revenue growth of other revenue. Additionally, all of the guidance provided excludes restructuring expenses and any gains or losses related to acquisitions or divestitures.

Quarterly Conference Call

LKQ will host a conference call and audio webcast to discuss its second quarter 2010 financial results and financial guidance on Thursday, July 29, 2010 at 10:00 a.m. Eastern Time. To participate in the conference call, please dial (877) 705-6008 or (201) 689-8481 if calling outside of the U.S. The live audio webcast can be accessed on the internet at www.lkqcorp.com in the Investor Relations section.

A replay of the conference call will be available by telephone at (877) 660-6853 or (201) 612-7415 for international calls. The telephone replay will require you to enter account number: 286 and conference ID: 353491. An online replay of the webcast will be available on the Company’s website. Both forms of the replay of the conference call will be available until August 29, 2010. Please allow approximately two hours after the live presentation before attempting to access the replay.

###

About LKQ Corporation

LKQ Corporation is the largest nationwide provider of aftermarket collision replacement products, recycled products and refurbished collision replacement products such as wheels, bumper covers and lights. LKQ operates approximately 290 facilities offering its customers a broad range of replacement systems, components, and parts to repair automobiles and light, medium and heavy-duty trucks.

Forward Looking Statements

The statements in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding our expectations, beliefs, hopes, intentions or strategies. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors.

These factors include:

•	uncertainty as to changes in U.S. general economic activity and the impact of these changes on the demand for our products and our ability to obtain financing for operations;

•	fluctuations in the pricing of new original equipment manufacturer (“OEM”) replacement parts;

•	the availability and cost of our inventory;

•	variations in vehicle accident rates or miles driven;

•	changes in state or federal laws or regulations affecting our business;

•	changes in the types of replacement parts that insurance carriers will accept in the repair process;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	the amount and timing of operating costs and capital expenditures relating to the maintenance and expansion of our business, operations and infrastructure;

•	competition in the automotive parts industry;

•	our ability to increase or maintain revenue and profitability at our facilities;

•	uncertainty as to our future profitability on a consolidated basis;

•	uncertainty as to the impact on our industry of any terrorist attacks or responses to terrorist attacks;

•	our ability to operate within the limitations imposed by financing arrangements;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	declines in the values of our assets;

•	fluctuations in fuel and other commodity prices;

•	fluctuations in the prices of scrap metal and other metals;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	our ability to integrate and successfully operate acquired companies and any companies acquired in the future and the risks associated with these companies;

•	claims by OEMs or others that attempt to restrict or eliminate the sale of aftermarket products:

•	termination of business relationships with insurance companies that promote the use of our products;

•	decreases in the supply of end of life and crush only vehicles that we process and sell for scrap; and

•	other risks that are described in our Form 10-K filed February 26, 2010 and in other reports filed by us from time to time with the Securities and Exchange Commission.

You should not place undue reliance on these forward-looking statements. All of these forward-looking statements are based on our expectations as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Sarah Lewensohn

Director, Investor Relations

(312) 621-2793

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Statements of Income

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenue	$584,681	$486,355	$1,188,197	$997,225
Cost of goods sold	323,415	266,107	643,641	547,406

Gross margin	261,266	220,248	544,556	449,819
Facility and warehouse expenses	55,358	47,835	113,134	96,764
Distribution expenses	51,168	42,732	102,357	87,004
Selling, general and administrative expenses	75,679	66,423	150,766	132,795
Restructuring expenses	290	255	370	1,058
Depreciation and amortization	9,162	8,246	18,391	16,520

Operating income	69,609	54,757	159,538	115,678

Other expense (income):
Interest expense, net	7,155	7,724	14,431	15,302
Other income, net	(138)	(106)	(299)	(147)

Total other expense, net	7,017	7,618	14,132	15,155

Income from continuing operations before provision for income taxes	62,592	47,139	145,406	100,523
Provision for income taxes	24,686	18,684	55,517	40,050

Income from continuing operations	37,906	28,455	89,889	60,473

Discontinued operations:
Income from discontinued operations, net of taxes	—	402	224	688
Gain on sale of discontinued operations, net of taxes	—	—	1,729	—

Income from discontinued operations	—	402	1,953	688

Net income	$37,906	$28,857	$91,842	$61,161

Basic earnings per share (1):
Income from continuing operations	$0.27	$0.20	$0.63	$0.43
Income from discontinued operations	0.00	0.00	0.01	0.00

Total	$0.27	$0.21	$0.64	$0.44

Diluted earnings per share (1):
Income from continuing operations	$0.26	$0.20	$0.62	$0.42
Income from discontinued operations	0.00	0.00	0.01	0.00

Total	$0.26	$0.20	$0.63	$0.43

Weighted average common shares outstanding:
Basic	142,842	140,223	142,520	140,009

Diluted	145,496	143,500	145,307	143,317

(1)	The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Balance Sheets

(In thousands, except share and per share data)

	June 30, 2010	December 31, 2009
Assets
Current Assets:
Cash and equivalents	$190,477	$108,906
Receivables, net	155,339	152,443
Inventory	412,507	385,686
Deferred income taxes	30,027	31,847
Prepaid income taxes	—	4,663
Prepaid expenses	12,183	9,603
Assets of discontinued operations	—	9,720

Total Current Assets	800,533	702,868

Property and Equipment, net	293,493	289,902
Intangibles	1,015,789	1,006,022
Other Assets	20,927	21,329

Total Assets	$2,130,742	$2,020,121

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$52,405	$51,300
Accrued expenses	94,733	94,027
Income taxes payable	8,816	—
Deferred revenue	9,555	9,259
Current portion of long-term obligations	27,080	10,063
Liabilities of discontinued operations	3,061	3,832

Total Current Liabilities	195,650	168,481

Long-Term Obligations, Excluding Current Portion	567,324	592,982
Deferred Income Tax Liabilities	52,830	52,209
Other Noncurrent Liabilities	25,040	27,015

Commitments and Contingencies

Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 143,128,064 and 142,004,797 shares issued at June 30, 2010 and December 31, 2009, respectively	1,431	1,420
Additional paid-in capital	832,142	815,952
Retained earnings	461,301	369,459
Accumulated other comprehensive loss	(4,976)	(7,397)

Total Stockholders’ Equity	1,289,898	1,179,434

Total Liabilities and Stockholders’ Equity	$2,130,742	$2,020,121

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Statements of Cash Flows

(In thousands)

	Six Months Ended June 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$91,842	$61,161
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,011	18,589
Stock-based compensation expense	5,112	3,578
Deferred income taxes	(1,097)	1,483
Excess tax benefit from share-based payments	(5,953)	(2,696)
Gain on sale of discontinued operations	(2,744)	—
Other	1,376	1,393
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures:
Receivables	(1,484)	10,585
Inventory	(24,672)	(16,709)
Prepaid income taxes/income taxes payable	18,223	19,397
Accounts payable	(393)	(7,110)
Other operating assets and liabilities	970	(2,632)

Net cash provided by operating activities	101,191	87,039

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(20,847)	(18,584)
Proceeds from sales of businesses, property and equipment	12,228	839
Cash used in acquisitions, net of cash acquired	(13,742)	(15,952)

Net cash used in investing activities	(22,361)	(33,697)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	5,136	2,744
Excess tax benefit from share-based payments	5,953	2,696
Borrowings under line of credit	—	2,310
Repayments of long-term debt	(8,581)	(11,160)

Net cash provided by (used in) financing activities	2,508	(3,410)

Effect of exchange rate changes on cash and equivalents	233	469

Net increase in cash and equivalents	81,571	50,401
Cash and equivalents, beginning of period	108,906	79,067

Cash and equivalents, end of period	$190,477	$129,468

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Supplementary Data

(In thousands, except per share data)

	Three Months Ended June 30,
Operating Highlights	2010		2009
		% of Revenue		% of Revenue	Change	% Change
Revenue	$584,681	100.0%	$486,355	100.0%	$98,326	20.2%
Cost of goods sold	323,415	55.3%	266,107	54.7%	57,308	21.5%

Gross margin	261,266	44.7%	220,248	45.3%	41,018	18.6%
Facility and warehouse expenses	55,358	9.5%	47,835	9.8%	7,523	15.7%
Distribution expenses	51,168	8.8%	42,732	8.8%	8,436	19.7%
Selling, general and administrative expenses	75,679	12.9%	66,423	13.7%	9,256	13.9%
Restructuring expenses	290	0.0%	255	0.1%	35	13.7%
Depreciation and amortization	9,162	1.6%	8,246	1.7%	916	11.1%

Operating income	69,609	11.9%	54,757	11.3%	14,852	27.1%

Other expense (income):
Interest expense, net	7,155	1.2%	7,724	1.6%	(569)	-7.4%
Other income, net	(138)	0.0%	(106)	0.0%	(32)	30.2%

Total other expense, net	7,017	1.2%	7,618	1.6%	(601)	-7.9%

Income from continuing operations before provision for income taxes	62,592	10.7%	47,139	9.7%	15,453	32.8%
Provision for income taxes	24,686	4.2%	18,684	3.8%	6,002	32.1%

Income from continuing operations	37,906	6.5%	28,455	5.9%	9,451	33.2%

Discontinued operations:
Income from discontinued operations, net of taxes	—	0.0%	402	0.1%	(402)	-100.0%
Gain on sale of discontinued operations, net of taxes	—	0.0%	—	0.0%	—	n/m

Income from discontinued operations	—	0.0%	402	0.1%	(402)	-100.0%

Net income	$37,906	6.5%	$28,857	5.9%	$9,049	31.4%

Basic earnings per share (1):
Income from continuing operations	$0.27		$0.20		$0.07	35.0%
Income from discontinued operations	0.00		0.00		0.00	n/m

Total	$0.27		$0.21		$0.06	28.6%

Diluted earnings per share (1):
Income from continuing operations	$0.26		$0.20		$0.06	30.0%
Income from discontinued operations	0.00		0.00		0.00	n/m

Total	$0.26		$0.20		$0.06	30.0%

Weighted average common shares outstanding:
Basic	142,842		140,223		2,619	1.9%

Diluted	145,496		143,500		1,996	1.4%

(1)	The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Supplementary Data

(In thousands, except per share data)

	Six Months Ended June 30,
Operating Highlights	2010		2009
		% of Revenue		% of Revenue	Change	% Change
Revenue	$1,188,197	100.0%	$997,225	100.0%	$190,972	19.2%
Cost of goods sold	643,641	54.2%	547,406	54.9%	96,235	17.6%

Gross margin	544,556	45.8%	449,819	45.1%	94,737	21.1%
Facility and warehouse expenses	113,134	9.5%	96,764	9.7%	16,370	16.9%
Distribution expenses	102,357	8.6%	87,004	8.7%	15,353	17.6%
Selling, general and administrative expenses	150,766	12.7%	132,795	13.3%	17,971	13.5%
Restructuring expenses	370	0.0%	1,058	0.1%	(688)	-65.0%
Depreciation and amortization	18,391	1.5%	16,520	1.7%	1,871	11.3%

Operating income	159,538	13.4%	115,678	11.6%	43,860	37.9%

Other expense (income):
Interest expense, net	14,431	1.2%	15,302	1.5%	(871)	-5.7%
Other income, net	(299)	0.0%	(147)	0.0%	(152)	103.4%

Total other expense, net	14,132	1.2%	15,155	1.5%	(1,023)	-6.8%

Income from continuing operations before provision for income taxes	145,406	12.2%	100,523	10.1%	44,883	44.6%
Provision for income taxes	55,517	4.7%	40,050	4.0%	15,467	38.6%

Income from continuing operations	89,889	7.6%	60,473	6.1%	29,416	48.6%

Discontinued operations:
Income from discontinued operations, net of taxes	224	0.0%	688	0.1%	(464)	-67.4%
Gain on sale of discontinued operations, net of taxes	1,729	0.1%	—	0.0%	1,729	n/m

Income from discontinued operations	1,953	0.2%	688	0.1%	1,265	183.9%

Net income	$91,842	7.7%	$61,161	6.1%	$30,681	50.2%

Basic earnings per share (1):
Income from continuing operations	$0.63		$0.43		$0.20	46.5%
Income from discontinued operations	0.01		0.00		0.01	n/m

Total	$0.64		$0.44		$0.20	45.5%

Diluted earnings per share (1):
Income from continuing operations	$0.62		$0.42		$0.20	47.6%
Income from discontinued operations	0.01		0.00		0.01	n/m

Total	$0.63		$0.43		$0.20	46.5%

Weighted average common shares outstanding:
Basic	142,520		140,009		2,511	1.8%

Diluted	145,307		143,317		1,990	1.4%

(1)	The sum of the individual earnings per share amounts may not equal the total due to rounding.

The following unaudited table reconciles income from continuing operations to EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(In thousands)
Income from continuing operations	$37,906	$28,455	$89,889	$60,473
Depreciation and amortization	10,031	9,115	20,011	18,227
Interest expense, net	7,155	7,724	14,431	15,302
Provision for income taxes	24,686	18,684	55,517	40,050

Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations	$79,778	$63,978	$179,848	$134,052

EBITDA as a percentage of revenue	13.6%	13.2%	15.1%	13.4%

We provide a reconciliation of Income from Continuing Operations to EBITDA as we believe it offers investors, securities analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. EBITDA provides insight into our profitability trends, and allows management and investors to analyze our operating results with and without the impact of depreciation, amortization, interest and income tax expense. We believe EBITDA is used by securities analysts, investors, and other interested parties in evaluating companies, many of which present EBITDA when reporting their results. EBITDA should not be construed as an alternative to operating income, net income or net cash provided by (used in) operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA information calculate EBITDA in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly named measures of other companies and may not be an appropriate measure for performance relative to other companies.

The following unaudited tables compare certain revenue categories:

	Three Months Ended June 30,
	2010	2009	Change	% Change
	(In thousands)
Included in Consolidated Statements of Income of LKQ Corporation

Recycled and related products and services	$214,159	$183,033	$31,126	17.0%
Aftermarket, other new and refurbished products	290,271	260,632	29,639	11.4%

Parts and services	504,430	443,665	60,765	13.7%
Other	80,251	42,690	37,561	88.0%

Total	$584,681	$486,355	$98,326	20.2%

Revenue changes by category for the three months ended June 30, 2010 vs. 2009:

	Revenue Change Attributable to:
	Acquisition	Organic	Foreign Exchange	% Change
Recycled and related products and services	15.3%	1.0%	0.7%	17.0%
Aftermarket, other new and refurbished products	2.3%	8.7%	0.4%	11.4%
Parts and services	7.7%	5.5%	0.5%	13.7%
Other	6.5%	81.3%	0.2%	88.0%
Total	7.6%	12.2%	0.5%	20.2%

	Six Months Ended June 30,
	2010	2009	Change	% Change
	(In thousands)
Included in Consolidated Statements of Income of LKQ Corporation
Recycled and related products and services	$429,382	$367,558	$61,824	16.8%
Aftermarket, other new and refurbished products	602,644	542,283	60,361	11.1%

Parts and services	1,032,026	909,841	122,185	13.4%
Other	156,171	87,384	68,787	78.7%

Total	$1,188,197	$997,225	$190,972	19.2%

Revenue changes by category for the six months ended June 30, 2010 vs. 2009:

	Revenue Change Attributable to:
	Acquisition	Organic	Foreign Exchange	% Change
Recycled and related products and services	14.6%	1.4%	0.8%	16.8%
Aftermarket, other new and refurbished products	2.2%	8.4%	0.5%	11.1%
Parts and services	7.2%	5.6%	0.7%	13.4%
Other	6.0%	72.4%	0.3%	78.7%
Total	7.1%	11.4%	0.6%	19.2%

Results of discontinued operations are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(In thousands)
Revenue	$—	$6,399	$686	$13,518
Income before income tax provision	—	638	355	1,092
Income tax provision	—	236	131	404

Income from discontinued operations, net of taxes, before gain on sale of discontinued operations	—	402	224	688
Gain on sale of discontinued operations, net of taxes	—	—	1,729	—

Income from discontinued operations, net of taxes	$—	$402	$1,953	$688